                                                                   EXHIBIT 23.5


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated April 30, 1999 and October 20, 2000, and to all references to our Firm, included in or made a part of this registration statement.



                                                       /s/ Arthur Andersen LLP
                                                           Arthur Andersen LLP



January 16, 2001